Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2026, relating to the financial statements of Quantum X Labs Inc. (f/k/a/ Viewbix Inc.), appearing in the Registration Statement on Form 20-F of Gix Internet Ltd. filed with the SEC on June 18, 2026.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

October 23, 2026